UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Heart Test Laboratories, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As disclosed in Heart Test Laboratories, Inc.’s (the “Company”) Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2022, the Company previously received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity for continued listing (the “Minimum Stockholders Equity Requirement”). Pursuant to the letter, the Company submitted a plan to Nasdaq to regain compliance and Nasdaq granted an extension to the Company through June 19, 2023. On June 20, 2023, the Company received a delist determination letter from Nasdaq advising the Company that Nasdaq determined that the Company did not meet the terms of the extension deadline. On June 27, 2023, the Company submitted a hearing request to the Nasdaq Hearing Panel (the “Panel”) to appeal the delisting determination and received a letter from Nasdaq stating that its delisting action has been stayed, pending a final decision by the Panel and that a hearing will be held on August 17, 2023. The Company attended an August 17, 2023 hearing before the Panel and on August 28, 2023, the Company received a decision from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to its demonstrating compliance with the Minimum Stockholders’ Equity Requirement on or before November 21, 2023.

Since the Company’s fiscal quarter ended July 31, 2022, the Company has undertaken a number of actions which have increased its shareholders’ equity, including the following actions by the Company, inter alia, as set out in its Prospectus Supplement No.2, dated November 17, 2023, which amends and supplements the Company’s Prospectus dated September 28, 2023, as amended and supplemented by the Company’s Prospectus Supplement, dated November 9, 2023, and in the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2023: (i) the sale of shares of the Company’s common stock for approximately $6.2 million in gross proceeds; (ii) the conversion of $1.1 million of the Company’s debt, including accrued interest, into shares of the Company’s common stock; and (iii) issuance of the Company’s common stock and warrants to purchase shares of the Company’s common stock in connection with the closing of those certain license agreements with Icahn School of Medicine at Mount Sinai.

After considering the transactions described above, as of the date of this Current Report on Form 8-K and, given the Company’s current operating performance and that the Company’s stockholders’ deficit was approximately $0.5 million, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, as filed with the SEC on September 14, 2023, the Company believes it has satisfied Nasdaq’s Minimum Stockholders Equity Requirement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	November 21, 2023	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors